                                  September 27, 1995







          Board of Directors
          First Citizens BancShares, Inc.
          239 Fayetteville Street
          Raleigh, North Carolina  27601

          RE:  Registration Statement on Form S-4 to Effect
                 Acquisition of Allied Bank Capital, Inc.
               Our File 91R0036(O)

          Ladies and Gentlemen:

          We have acted as counsel to First Citizens BancShares, Inc. ("BancShares") in connection with its proposed acquisition (the "Acquisition") of Allied Bank Capital, Inc., Sanford, North Carolina ("Allied"). As part of the Acquisition, BancShares will file with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of BancShares' Class A common stock, $1.00 par value (the "Common Stock"), are to be registered.

          In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation and bylaws of BancShares, (ii) the corporate resolutions and other records of actions taken by the Board of Directors or the Executive Committee of the Board of Directors of BancShares pertaining to the Acquisition, (iii) the Agreement and Plan of Reorganization and Merger by and between BancShares and Allied dated August 7, 1995 (the "Agreement"),
          (iv) the Registration Statement, (v) the relevant provisions of the Securities Act, Chapters 54C and 55 of the North Carolina General Statutes, Title 8, Chapter 1 of the Delaware Code Annotated, the Bank Holding Company Act of 1956, as amended, and the regulations promulgated under all of the aforementioned statutes, and (vi) such other documents, records, certificates, papers and legal matters as we have considered necessary as the basis for the opinions given herein. In addition, we have made reasonable inquiries of the officers of BancShares as to all
          relevant  items.    In  all

          Board of Directors
          September 27, 1995
          Page 2


          examinations of documents, we have assumed the genuineness of all original documents and all signatures and the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies.

          On the basis of such examination (and subject to the Registration Statement becoming and remaining effective, approval of the Acquisition by Allied shareholders, receipt of all required regulatory approvals and consummation of the Acquisition on the terms and in the manner described in the Agreement), we are of the opinion that the shares of Common Stock to be issued to Allied's shareholders, upon the issuance thereof in accordance with the terms and conditions of the Agreement, will be legally and validly issued, fully paid and nonassessable.

          This opinion is furnished by us solely for your benefit in connection with the transaction described herein and may not be quoted or relied upon by, nor copies be delivered to, any other person or entity, or used for any other purposes, without our prior express written consent. We hereby expressly disclaim any duty or responsibility to update this opinion or the information upon which it is based after the date hereof.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the Prospectus/Proxy Statement, which is a part of the Registration Statement, under the section entitled "Opinions".

                                        Yours very truly,

                                       /s/ Ward and Smith, P.A.

                                        WARD AND SMITH, P.A.